FNB United Corp. Fourth Quarter 2012 March 20, 2013

2 Presenters Brian Simpson Chief Executive Officer David Nielsen Chief Financial Officer Neil Machovec Chief Credit Officer

3 Forward Looking Statements & Other Information Forward Looking Statements This presentation contains certain forward-looking statements within the safe harbor rules of the federal securities laws. These statements generally relate to FNB’s financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking terminology, such as “believes,” “expects,” or “are expected to,” “plans,” “projects,” “goals,” “estimates,” “may,” “should,” “could,” “would,” “intends to,” “outlook” or “anticipates,” or variations of these and similar words, or by discussions of strategies that involve risks and uncertainties. Forward looking statements are subject to risks and uncertainties, including but not limited to, those risks described in FNB’s Annual Report on Form 10-K for the year ended December 31, 2012 under the section entitled “Item 1A, Risk Factors,” and in other reports that have been filed by FNB with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are subject to numerous assumptions, risks and uncertainties, and which change over time. These forward-looking statements speak only as of the date of this presentation. Actual results may differ materially from those expressed in or implied by any forward looking statements contained in this presentation. We assume no duty to revise or update any forward-looking statements, except as required by applicable law. Non-GAAP Financial Measures In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), FNB management uses and this presentation contains or references, certain non-GAAP financial measures, such as core earnings, core noninterest expense, core noninterest income, net interest income on a fully taxable equivalent basis, pro forma total ALL and fair value mark, Granite purchased impaired loan ALL and FV mark, Granite purchased contractual loan ALL and FV mark and tangible shareholders’ equity. FNB believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry; however, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained within this presentation should be read in conjunction with the audited financial statements and analysis as presented in FNB’s Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in FNB’s Quarterly Reports on Forms 10-Q. A reconciliation of non-GAAP measures to the most directly comparable GAAP measure is included within tables in the presentation or with the appendix to this presentation.

4 Key Accomplishments  Execution of our key priorities ― Reduced problem assets by $73.8 million, or 34%, in 2012 ― NPAs fell from $216.4 million in 2011 to $142.6 million at year end 2012 ― OREO reduced $47.3 million (43%) to $63.1 million ― $22.0 million or OREO was under contract at December 31, 2012 ― Continued implementation of “Back to Business” strategies ― Pass rated loan portfolio increased $42.1 million (5%) in 2012 ― Residential mortgage originations of $168.5 million up 244% over 2011 ― Mortgage loan income increased to $2.1 million for 2012 ― 4Q 2012 mortgage income of $1.0 up 33% over 3Q 2012 ― Improvements in deposit portfolio ― Grew low cost core, non-CD, deposits $59.3 million or 6% in 2012 ― Increased low-cost core to 60% of total deposits at year end 2012 ― Up from 51% at year end 2011 and 39% at year end 2010 ― Cost of interest bearing deposits fell 48 basis points in 2012 to 0.79% ― Down from 1.27% in 2011 and 1.57% in 2010 ― Progress recognized in FDIC action to lift Bank of Granite Order ― Core earnings of $4.4 million for 2012 versus $(11.6) million core loss in 2011 ― 4Q 2012 core earnings of $1.8 million, up 96% over 3Q 2012 ― NIM increased to 2.95% in 2012, up 66 basis points over 2011 ― Core noninterest expense declined for 3rd consecutive quarter ― 4Q 2012 core noninterest expense down $2.9 million (14%) versus 4Q 2011  Continued improvements in core earnings

5 Rebranding and Merger  Rebranding to be completed in 2Q 2013 ― New branding introduced in February 2013 ― All CommunityOne branches and ATMs converted ― Granite to convert upon bank merger ― New and streamlined deposit products ― Parent company to be renamed CommunityOne Bancorp ― Subject to shareholder vote at Annual Meeting in June 2013 ― Stock to trade under new ticker - COB ― Expect to merge Granite into CommunityOne in 2Q 2013 ― Merger application filed March 1, 2013 ― Final step of our phased integration approach ― Integrated technology platform in 3Q 2012 ― Converted Granite general ledger in 4Q 2012 ― Introduced streamlined product set in February 2013 ― Converted Granite teller platform in March 2013 ― Branch and operations center consolidation to occur in 2Q 2013 ― Merger synergies contribute to further reductions in core noninterest expense in 2013  Merger to be completed in 2Q 2013

6 Annual Operating Highlights  Net loss to common shareholders was $40.0 million, a decrease of $52.7 million (57%) from 2011  Net loss per common shareholder fell to $1.87 in 2012 from $22.09 in 2011  Operating metrics were all improved in 2012 ― Net interest income grew $21.7 million (55%) ― Loan loss provision fell $53.3 million (79%) ― Noninterest expense fell $14.8 million (12%) ― Noninterest income was flat to 2011. Net of securities gains, gain on extinguishment of debt and fair value swaps in both years, noninterest income grew $4.5 million (33%)  Net interest margin grew 66 basis points from 2.29% in 2011 to 2.95% in 2012 Annual Performance Metrics Dollars in thousands except per share data 2010 2011 2012 Net loss from continuing operations, net of taxes (130,421)$ (131,518)$ (39,978)$ Net loss to common shareholders (135,121) (92,722) (40,005) (1,170.47) (20.71) (1.87) Net loss to common shareholders per share (1,182.78) (22.09) (1.87) Return on average assets (6.40%) (6.88%) (1.75%) Return on average equity (191.26%) NM (34.88%) Net interest margin 2.81% 2.29% 2.95% Core noninterest expense to average assets 1 2.76% 3.37% 3.26% 1 Non-GAAP measure. See Appendix for reconciliation to GAAP presentation. Net loss from continuing operations to common shareholders per share Annual Results Results of Operations Dollars in thousands, except per share data 2010 2011 2012 Net interest income 51,650$ 39,555$ 61,280$ Provision for loan losses (132,755) (67,362) (14,049) Noninterest income 27,622 21,970 21,958 Noninterest expense (75,679) (125,040) (110,206) Net loss from continuing operations, net of taxes (130,421) (131,518) (39,978) Net loss from discontinued operations, net of taxes (1,406) (5,796) (27) Preferred stock gain and dividends, net (3,294) 44,592 - Net loss to common shareholders (135,121)$ (92,722)$ (40,005)$ Weighted average basic and diluted shares outstanding 114,240 4,196,926 21,368,460

7 Quarterly Operating Highlights  4Q 2012 net loss from continuing operations of $6.3 million, a $1.6 million increase in net loss from 3Q 2012, and a $24.3 million improvement in net loss from 4Q 2011  4Q 2012 net loss to common shareholders of $6.3 million compared to net losses to common shareholders of $4.7 million in 3Q 2012 and net income to common shareholders of $17.1 million in 4Q 2011 ― 4Q 2011 includes $47.8 million impact of preferred stock gain on conversion to common equity  Net loss per common share of $0.29 per share compared to net losses of $0.22 in 3Q 2012 and net income per common share of $1.05 in 4Q 2011  All quarters except 4Q 2011 reflect the full results of Granite Quarterly Performance Metrics Dollars in thousands except per share data 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 Net loss from continuing operations, net of taxes (30,628)$ (10,832)$ (18,138)$ (4,712)$ (6,296)$ Net income/(loss) to common shareholders 17,090 (10,859) (18,138) (4,712) (6,296) 1.05 (0.51) (0.86) (0.22) (0.29) Net income/(loss) to common shareholders per share 1.05 (0.51) (0.86) (0.22) (0.29) Return on average assets 2.99% (1.82%) (3.13%) (0.84%) (1.14%) Return on average equity 50.24% (34.26%) (60.99%) (17.51%) (24.00%) Net interest margin 2.63% 2.82% 3.06% 2.95% 2.95% Core noninterest expense to average assets 1 3.58% 3.08% 3.40% 3.35% 3.21% 1 Non-GAAP measure. See Appendix for reconciliation to GAAP presentation. Net income/(loss) from continuing operations to common shareholders per share Quarterly Results Results of Operations Dollars in thousands, except per share data 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 Net interest income 13,417$ 15,180$ 16,049$ 15,202$ 14,849$ Provision for loan losses (6,418) (3,067) (7,778) (32) (3,172) Noninterest income 4,908 3,826 6,532 4,643 6,957 Noninterest expense (42,646) (26,848) (32,915) (24,602) (25,841) Net loss from continuing operations, net of taxes (30,628) (10,832) (18,138) (4,712) (6,296) Net loss from discontinued operations, net of taxes (74) (27) - - - Preferred stock gain and dividends, net 47,792 - - - - Net income/(loss) to common shareholders 17,090$ (10,859)$ (18,138)$ (4,712)$ (6,296)$ Weighted average basic and diluted shares outstanding 16,311,834 21,102,465 21,190,848 21,588,027 21,368,460

Core Earnings

- Core earnings is a non-GAAP measure that excludes taxes, credit costs and nonrecurring items from our reported results
- 2012 core earnings of $4.4 million was improved from core earnings net loss of $11.6 million in 2011
  - Margin increase of $21.7 million
  - $4.5 million growth in core noninterest income
  - $10.2 million increase in core noninterest expense
- Core earnings of $1.8 million in 4Q 2012 was improved from 3Q 2012, and improved from a core earnings net loss of $(3.6) million in 4Q 2011

Annual Core Earnings [1]

Dollars in thousands except per share data	2010	2011	2012
Net loss to common shareholders	$ (135,121)	$ (92,722)	$ (40,005)
Less taxes, credit costs and nonrecurring items:			
Preferred stock gain, net	-	44,592	-
Gain on extinguishment of debt	-	1,625	-
Loss on discontinued operations, net	(1,406)	(5,796)	(27)
Income tax benefit (expense)	(1,259)	(641)	1,039
Gain (loss) on fair value swap	273	(339)	-
Gain on sales of securities	10,647	7,298	4,121
Other real estate owned expense	(14,532)	(51,424)	(27,883)
Provision for loan losses	(132,755)	(67,362)	(14,049)
Mortgage servicing rights impairment	(2,995)	-	-
Loss of loans held for sale	-	(1,241)	-
Prepayment penalty on borrowings	(959)	(1,605)	-
Granite Mortgage and litigation accruals	-	-	(1,100)
Loan collection expense	(1,001)	(5,032)	(3,274)
Merger-related expense	-	(1,236)	(3,241)
Core Earnings [1]	**$ 8,866**	**$ (11,561)**	**$ 4,409**

Quarterly Core Earnings [1]

Dollars in thousands except per share data	4Q 2011	1Q 2012	2Q 2012	3Q 2012	4Q 2012
Net income/(loss) to common shareholders	$ 17,090	$ (10,859)	$ (18,138)	$ (4,712)	$ (6,296)
Less taxes, credit costs and nonrecurring items:					
Preferred stock gain, net	47,792	-	-	-	-
Gain on extinguishment of debt	1,625	-	-	-	-
Loss on discontinued operations, net	(74)	(27)	-	-	-
Income tax benefit (expense)	111	77	(26)	77	911
Gain/ (loss) on fair value swap	(326)	-	-	-	-
Gain on sales of securities	(10)	(46)	2,002	(33)	2,198
Other real estate owned expense	(19,966)	(5,519)	(12,473)	(3,602)	(6,289)
Provision for loan losses	(6,418)	(3,067)	(7,778)	(32)	(3,172)
Loss on sale of loans held for sale	(1,241)	-	-	-	-
Prepayment penalty on borrowings	(577)	-	-	-	-
Granite and litigation accruals	-	-	(1,100)	-	-
Loan collection expense	(1,161)	(746)	(514)	(1,119)	(895)
Merger-related expense	971	(2,258)	840	(939)	(884)
Core Earnings [1]	**$ (3,636)**	**$ 727**	**$ 911**	**$ 936**	**$ 1,835**

8

Net Interest Margin

- Net interest margin was flat in the 4th quarter at 2.95%, but improved by 32 bps over the 4Q 2011
- Average loans and securities, which exclude low yielding cash balances, fell by $18.9 million (1%) in 4Q 2012
- Average loan yield was down slightly by 2 bps to 5.12%
- Average loans fell $52.3 million (4%) during 4Q 2012 on runoff of purchases residential loan pools, continued asset resolution and loan prepayment that exceeded new origination.
- $27.5 million of the net reduction in period end loan balances was non-Pass loans
- Continued improved deposit mix resulted in 9 bp decline in cost of deposits to 67 bps in 4Q 2012, down from 76 bps in 3Q 2012, and down 42 bps from 4Q 2011

Quarterly Results

Average Balances, Yields and Net Interest Margin

Dollars in thousands	4Q 2011	1Q 2012	2Q 2012	3Q 2012	4Q 2012
Average loans (includes loans held for sale)	$ 1,154,424	$ 1,224,349	$ 1,287,022	$ 1,262,229	$ 1,209,947
Average yield	5.59%	5.59%	5.40%	5.14%	5.12%
Average loans and securities	1,512,523	1,662,210	1,744,436	1,737,261	1,718,446
Average earning assets	2,028,332	2,170,079	2,115,029	2,055,193	2,000,882
Average yield	3.75%	3.71%	3.89%	3.73%	3.65%
Average interest bearing liabilities	1,910,164	1,999,005	1,926,658	1,858,339	1,811,224
Average rate	1.18%	0.97%	0.91%	0.86%	0.77%
Average cost of deposits	1.09%	0.91%	0.83%	0.76%	0.67%
Net interest margin	2.63%	2.82%	3.06%	2.95%	2.95%
Net interest rate spread	2.56%	2.74%	2.98%	2.87%	2.88%

Loan and Securities Yields


6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
4Q2011
1Q2012
2Q2012
3Q2012
4Q2012
Yield on Loans
Yield on Investment Securities

Net Interest Margin and Cost of Deposits


3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
4Q2011
1Q2012
2Q2012
3Q2012
4Q2012
Cost of Interest Bearing Deposits
Net Interest Margin

9

Quarterly Noninterest Income

- Total noninterest income increased $2.3 million in 4Q 12
  - Nonrecurring securities gains of $2.2 million during 4Q 2012
- Core noninterest income increased $83 thousand (2%) to $4.8 million from 3Q 2012, and by $1.1 million (32%) from 4Q 2011
- Continued growth in mortgage loan originations and sales resulted in increased income of $286 thousand during 4Q, a 39% increase
  - Originated $59.4 million of loans during 4Q, and $168.1 million during 2012
  - Sold $46.1 million of loans during 4Q to Fannie Mae
- Service charges on deposits were weaker on seasonally lower core deposit balances and 1 bp decline in service charge rate to 14.5 bps in 4Q 2012

Quarterly Results

Noninterest Income

Dollars in thousands	4Q 2011	1Q 2012	2Q 2012	3Q 2012	4Q 2012
Service charges on deposit accounts	$ 1,897	$ 1,816	$ 1,830	$ 1,778	$ 1,656
Mortgage loan income	17	36	287	728	1,014
Cardholder and merchant services income	766	1,141	1,176	1,119	1,143
Trust and investment services	190	202	256	234	344
Bank-owned life insurance	275	306	314	290	285
Other service charges, commissions and fees	216	254	271	252	351
Gain on extinguishment of debt	1,625	-	-	-	-
Securities gains/ (losses), net	(10)	(46)	2,002	(33)	2,198
Gain/ (loss) on fair value swap	(326)	-	-	-	-
Other income/ (loss)	258	117	396	275	(34)
Total noninterest income	**$ 4,908**	**$ 3,826**	**$ 6,532**	**$ 4,643**	**$ 6,957**
Less:					
Gain on extinguishment of debt	1,625	-	-	-	-
Securities gains/ (losses), net	(10)	(46)	2,002	(33)	2,198
Gain/ (loss) on fair value swap	(326)	-	-	-	-
Core noninterest income [1]	**$ 3,619**	**$ 3,872**	**$ 4,530**	**$ 4,676**	**$ 4,759**

[1] *Non-GAAP measure. Reconciliation included in this table.*

10

Quarterly Noninterest Expense

- Noninterest expense rose by $1.2 million (5%) from 3Q 2012
  - OREO expense increase of $2.7 million (75%) on OREO disposition activity during the quarter, offset by FDIC, professional services and other expense declines
- Core noninterest expense continued its third consecutive quarterly decline in 4Q 2012, by $1.2 million or 6%
  - Core noninterest expense has declined $2.9 million, or 14% from 4Q 2011
- FDIC expense declined $0.4 million (41%) in 4Q on improved regulatory classification and lower asset base
- Personnel expense was stable at $9.7 million and average FTE declined by 10 in 4Q 2012
- Merger-related expenses were flat at $0.9 million in 4Q. We expect all merger expenses will be incurred or accrued for in the first half of 2013

Quarterly Results

Noninterest Expense

Dollars in thousands	4Q 2011	1Q 2012	2Q 2012	3Q 2012	4Q 2012
Personnel expense	$ 8,547	$ 10,026	$ 10,581	$ 9,744	$ 9,700
Net occupancy expense	1,450	1,561	1,608	1,716	1,576
Furniture, equipment and data processing expense	1,868	2,072	2,141	2,182	2,326
Professional fees	3,117	1,542	1,250	1,473	1,001
Stationery, printing and supplies	154	141	153	152	191
Advertising and marketing	139	129	125	166	537
Other real estate owned expense	19,966	5,519	12,473	3,602	6,289
Credit/debit card expense	421	410	437	432	438
FDIC insurance	1,807	598	1,225	1,056	620
Loan collection expense	1,161	746	514	1,119	895
Merger-related expense	(971)	2,258	(840)	939	884
Prepayment penalty on borrowings	577	-	-	-	-
Loss on sale of loans held for sale	1,241	-	-	-	-
Core deposit intangible amortization	301	352	352	352	351
Other expense	2,868	1,494	2,896	1,669	1,033
Total noninterest expense	**$ 42,646**	**$ 26,848**	**$ 32,915**	**$ 24,602**	**$ 25,841**
Other information:					
Other real estate owned expense	$ 19,966	$ 5,519	$ 12,473	$ 3,602	$ 6,289
Merger-related expense	(971)	2,258	(840)	939	884
Loss on sale of loans held for sale	1,241	-	-	-	-
Loan collection expense	1,161	746	514	1,119	895
Prepayment penalty on borrowings	577	-	-	-	-
Granite Mortgage and litigation accruals	-	-	1,100	-	-
Core noninterest expense [1]	**$ 20,672**	**$ 18,325**	**$ 19,668**	**$ 18,942**	**$ 17,773**
FTE Employees	609	627	634	637	627

[1] *Non-GAAP measure. Reconciliation included in this table.*

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12 23% 20% 16% 15% 11% 18% 20% 21% 22% 26% 49% 51% 54% 54% 53% 10% 10% 9% 9% 9% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 Cash and bank balances Investment securities Loans Other assets Balance Sheet  Total assets decreased $86.5 million (4%) during 4Q 2012 ― Cash and interest bearing bank balances decreased $88.3 million (27%) on securities purchases and core deposit strategies ― Investment securities increased $72.5 million on investment of cash balances into securities ― Net loans decreased $61.4 million (5%) on residential mortgage pool runoff, problem asset resolution, and loan payoff activity that outpaced new loan origination ― OREO decreased $17.7 million (22%)  Deposits declined $75.3 million (4%) ― Improved mix change from time deposits to lower rate deposit products continued  Balance sheet excludes reserved deferred tax assets of $182.4 million, including $33.8 million relating to the Bank of Granite Quarterly Balance Sheet Dollars in thousands 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 Cash and interest bearing bank balances 553,416$ 468,549$ 363,879$ 327,870$ 239,610$ Investment securities 431,306 473,916 477,136 492,386 564,850 Loans and loans held for sale, net 1,178,175 1,209,902 1,244,596 1,209,148 1,147,721 Other real estate owned 110,386 104,379 86,400 80,800 63,131 Intangible assets 12,082 12,030 11,678 11,574 11,700 Other assets 123,743 119,170 118,072 116,287 124,553 Total assets 2,409,108$ 2,387,946$ 2,301,761$ 2,238,065$ 2,151,565$ Deposits 2,129,111$ 2,120,081$ 2,041,770$ 1,982,253$ 1,906,988$ Borrowings 123,910 123,400 126,507 124,474 123,705 27,072 26,491 25,482 24,465 22,427 Equity 129,015 117,974 108,002 106,873 98,445 Total liabilities and equity 2,409,108$ 2,387,946$ 2,301,761$ 2,238,065$ 2,151,565$ Other liabilities Quarterly Balance Sheet Asset Composition

13 11% 12% 13% 13% 13% 16% 17% 17% 18% 19% 3.2% 3.4% 3.6% 3.7% 3.9% 20.3% 20.6% 21.6% 22.7% 23.9% 25.3% 23.9% 23.1% 22.7% 21.9% 5.3% 5.0% 4.7% 3.2% 2.9% 18.5% 17.7% 16.8% 16.3% 15.2% 0% 20% 40% 60% 80% 100% 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 Noninterest-bearing demand Interest-bearing demand Savings Money market Time deposits < $100,000 Brokered Time deposits > $100,000 Deposits  Increased core deposits from 76% at 4Q 2011 to 82% of the total at 4Q 2012  Continued improved deposit mix profile via management actions ― Indeterminate term core now represents 60% of deposits, up from 58% in the prior quarter ― Time deposits (including brokered deposits) as a percentage of total deposits declined from 42% at 3Q 2012 to 40% at 4Q 2012  Cost of interest bearing deposits fell to 67 bps in 4Q 2012 ― Cost of all deposits fell to 58 bps from 66 bps in 3Q 2012  Deposits declined by $75.3 million (4%), virtually all in CD and brokered CDs ― Non-brokered CD deposits fell $64.9 million and brokered deposits fell by $7.9 million Quarterly Deposit Mix Co re N on -C or e Quarterly Deposits Dollars in thousands 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 Noninterest-bearing demand 234,673$ 256,445$ 262,087$ 264,370$ 251,235$ Interest-bearing demand 349,802 364,512 353,586 358,376 362,406 Savings 68,236 72,446 72,925 73,382 74,436 Money market 431,790 437,738 441,824 450,164 455,734 Brokered 112,066 107,047 96,747 63,455 55,590 Time deposits < $100,000 538,306 506,971 471,366 449,542 417,421 Time deposits > $100,000 394,238 374,922 343,235 322,964 290,166 Total deposits 2,129,111$ 2,120,081$ 2,041,770$ 1,982,253$ 1,906,988$

Capital and Liquidity

- Capital ratios at both banks remain above the level defined as "well capitalized" under applicable law
- On February 27, 2013 the FDIC terminated its Order with Granite
  - Granite's leverage ratio and total risk-based capital ratio exceed the minimums under law and what the FDIC required under the Order
- CommunityOne is currently designated as "adequately capitalized" by the OCC because it remains subject to an Order
  - CommunityOne 's leverage and total risk based capital ratios are currently below the levels required in its Order
- The loans to deposits ratio was stable at 62% in 4Q 2012, improved from 57% at the end of 2011

Quarterly Capital and Liquidity Ratios	4Q 2011	1Q 2012	2Q 2012	3Q 2012	4Q 2012	Well Capitalized	Regulatory Orders
FNB United Corp							
Leverage	6.74%	6.22%	5.83%	5.68%	5.45%	5.00%	N/A
Tier 1 risk based capital	11.78%	10.53%	9.62%	9.60%	9.26%	6.00%	N/A
Total risk based capital	13.81%	12.93%	12.19%	12.47%	12.34%	10.00%	N/A
Tangible common equity/ tangible assets	4.88%	4.46%	4.21%	4.28%	4.05%	N/A	N/A
Loans/ deposits	57%	59%	63%	62%	62%	N/A	N/A
Cash and investment securities/ deposits	46%	44%	41%	41%	42%	N/A	N/A
CommunityOne Bank							
Leverage	7.39%	6.86%	6.47%	6.46%	6.17%	5.00%	9.00%
Tier 1 risk based capital	13.23%	11.78%	10.45%	10.52%	10.13%	6.00%	N/A
Total risk based capital	14.52%	13.07%	11.73%	11.79%	11.40%	10.00%	12.00%
Bank of Granite							
Leverage	7.19%	7.64%	7.61%	7.88%	8.12%	5.00%	8.00%
Tier 1 risk based capital	12.04%	12.86%	13.37%	14.54%	15.04%	6.00%	N/A
Total risk based capital	12.04%	12.92%	13.53%	15.57%	16.30%	10.00%	12.00%

14

15 Loan Portfolio  Total loans decreased $38 million (3%) from year end 2011 and $56 million (5%) in the 4th quarter. $27.5 million of net 4Q reductions were non-Pass rated loans  1-4 family residential mortgage loans portfolio comprised $37 million (66%) of the 4Q 2012 loan portfolio contraction . The reduction was driven by prepayments on our portfolio of originated mortgages and prepayments/ amortization of purchased loan pools  The Bank of Granite portfolio of loans was added in the 4th quarter of 2011 and was heavily weighted toward commercial-purpose mortgage loans  Real Estate Construction loans fell by $34 million (37%) from 4Q 2011 to 5% of our total loans at 4Q 2012, down from 8% a year ago  Credit costs for 4Q 2012 included net charge-offs of $4.7 million and OREO write-downs, net of gains on sale, of $5.4 million Quarterly Loan Portfolio Mix Quarterly Loan Portfolio Dollars in thousands 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 Loans held for sale 4,529$ 3,938$ 1,324$ 8,212$ 6,974$ Loans held for investment: Commercial and agricultural 95,089 85,475 78,367 72,669 79,704 Real estate-construction 92,806 79,122 75,576 61,263 58,414 Real estate-mortgage: 1-4 family residential 453,725 529,300 589,972 590,251 553,538 Commercial 531,383 508,067 493,721 463,173 441,836 Consumer 44,532 43,795 44,187 44,439 43,543 Total Loans held for investment 1,217,535 1,245,759 1,281,823 1,231,795 1,177,035 Total loans 1,222,064$ 1,249,697$ 1,283,147$ 1,240,007$ 1,184,009$ 4% 4% 3% 4% 4% 43% 41% 38% 37% 37% 37% 42% 46% 48% 47% 8% 6% 6% 5% 5% 8% 7% 6% 6% 7% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 Consumer CRE, OO and NOO 1-4 family residential Real estate-construction Commercial and agricultural Loans held for sale

16 -$200 $0 $200 $400 $600 $800 $1,000 $1,200 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 M ill io ns o f Do lla rs Originated loans Originated loan ALL Granite purchased impaired (PI) loans Granite PI FV Mark and ALL Granite purchased contractual (PC) loans Granite PC FV Mark and ALL Portfolio and Allowance For Loan Losses  Originated loans (including purchased mortgage pools) are accounted for under ASC 310-20 ― ALL established via provision, losses recognized via charge-offs ― 4Q 2012 ALL of $23.6 million  Granite purchased contractual (PC) loans are accounted for under ASC 310-20 ― Subject to ALL as FV mark is accreted ― Total ALL and remaining unaccreted FV mark of $1.6 million at December 31, 2012  Granite purchased impaired (PI) loans, are accounted for under ASC 310-30 (SOP-03-3) ― $11.9 million remaining FV mark at year end 2012 ― Remaining projected accretion of $30.3 million at year end 2012 Loan Portfolio and ALL By Origination Type Quarterly Loan Portfolio, ALL and Fair Value Marks 1 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 Originated loans 844,047 894,607 958,075 944,493 913,799 Granite purchased impaired (PI) loans 330,836 310,389 287,092 252,205 228,392 Granite purchased contractual (PC) loans 42,652 40,763 36,656 35,097 34,844 Total loans 1,217,535$ 1,245,759$ 1,281,823$ 1,231,795$ 1,177,035$ Originated loan ALL (39,360) (39,747) (34,756) (27,282) (23,633) Granite PI loan ALL and fair value (FV) mark 1 (28,278) (18,893) (16,510) (12,718) (11,921) Granite PC loan ALL and fair value (FV) mark 1 (2,364) (1,817) (2,052) (1,710) (1,584) Pro forma total ALL and FV marks 1 (70,002)$ (60,457)$ (53,318)$ (41,710)$ (37,138)$ Originated loan ALL / Originated loans (4.66%) (4.44%) (3.63%) (2.89%) (2.59%) Granite PI ALL and FV mark / Granite PI loans 1 (8.55%) (6.09%) (5.75%) (5.04%) (5.22%) Granite PC ALL and FV mark / Granite PC loans 1 (5.54%) (4.46%) (5.60%) (4.87%) (4.55%) 1 Non-GAAP presentation, see Appendix. Includes remaining fair value marks on purchased Granite loans

17 Asset Quality  The allowance has been reduced from $39.4 million to $29.3 million over the last year, reflecting an improvement in asset quality  The remaining fair value adjustment on the acquired Granite portfolio fell by $6 million as a result of accretion and realization of expected loss content  The Bank continues a focus on problem asset resolution with a 2012 year end Special Assets staff of 19. The staff will be periodically evaluated to assure appropriate expense control ― Classified loans decreased by over $55 million (27%) since reaching $207.9 million in 1Q 2012. Special Mention loans decreased by $58.9 million (45%) since 4Q 2011. $153 million of Classified loans and $72 million of Special Mention loans remain ― Continued reduction of problem loans balanced with appropriate rehabilitation efforts will be our primary objectives Quarterly Problem Loan and Asset Trends $176 $208 $192 $170 $153 $131 $107 $92 $82 $72 $0 $50 $100 $150 $200 $250 $300 $350 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 M ill io ns o f Do lla rs Special Mention Classified $106 $105 $96 $86 $79 $110 $104 $86 $81 $63 $0 $50 $100 $150 $200 $250 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 M ill io ns o f Do lla rs Nonperforming loans OREO and foreclosed assets Quarterly Asset Quality 1 Dollars in thousands 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 Allowance for loan losses (ALL) 39,360$ 39,795$ 38,551$ 30,859$ 29,314$ Remaining fair value (FV) mark on Granite portfolio 30,642 20,662 14,767 10,851 7,824 Nonperforming loans/Total loans 8.7% 8.5% 7.5% 7.0% 6.8% Nonperforming assets/ Loans plus OREO 16.3% 15.5% 13.3% 12.7% 11.5% Annualized net charge-offs/Average loans 10.75% 0.87% 2.83% 2.46% 1.94% Allowance for loan loss/Total loans 3.23% 3.19% 3.01% 2.51% 2.49% Pro forma ALL and FV mark/Total loans 1 5.75% 4.85% 4.16% 3.39% 3.16% 1 Non-GAAP presentation, see Appendix. Includes remaining fair value marks on purchased Granite loans

18 Non-Performing Assets  Nonperforming loans fell by $26.5 million (25%) and $6.7 million (8%) since 4Q 2011 and 3Q 2012, respectively  Real estate construction loans remain the most troubled category and we have reduced them by $19.8 million (58%) and $4.2 million (23%) since 4Q 2011 and 3Q 2012, respectively  OREO dispositions have been outpacing foreclosure additions. OREO was reduced by $47.3 million (43%) since 4Q 2011, including $17.7 million (22%) in the 4th quarter alone  OREO assets are carried at appraised value less selling costs, and sometimes adjusted further by management due to age or other market criteria  As of December 31, 2012, $22 million of OREO was under contract for sale and carried at the net sales price  In the last year, non-performing assets have been reduced by $73.8 million (34%) Nonperforming Loan Composition Nonperforming Loans and OREO Dollars in thousands 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 Commercial and agricultural 4,941$ 4,259$ 2,934$ 3,147$ 2,796$ Real estate - construction 34,051 23,383 24,853 18,506 14,297 Real estate - mortgage: 1-4 family residential 26,857 30,427 22,300 22,131 18,372 Commercial 39,874 46,825 44,817 42,133 43,798 Consumer 250 447 633 226 206 Total nonperforming loans 105,973 105,341 95,537 86,143 79,469 OREO, other foreclosed assets and disc ops assets 110,386 104,379 86,400 80,800 63,131 Total nonperforming assets 216,359$ 209,720$ 181,937$ 166,943$ 142,600$ 0% 20% 40% 60% 80% 100% 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 RE - 1-4 Family RE - Commercial Commercial and agricultural Real estate - construction Consumer

19 2013 Goals  Complete the merger ― Expect to merge Granite into CommunityOne in 2Q 2013 ― Consolidate branch and ATM networks ― Complete consolidation of operational functions ― Implement new product set at Granite branches ― Capture remaining expense synergies ― Better serve customers throughout footprint ― Continue to reduce problem asset levels and increase asset quality  Complete credit cleanup ― Anticipate return to profitability in the second half of 2013 ― Continued improvement in NIM ― Increase in NII, growth in mortgage loan income ― Additional reductions in core NIE ― Continued reduction in credit-related costs  Return to profitability ― Continue our progress to restore the Company to a satisfactory condition ― Improved earnings profile ― Improved asset quality ― Enhanced risk management ― FDIC action to lift Granite Order acknowledges progress to date  Continue Improvements to return to satisfactory condition

Appendix

Non-GAAP Measures

- Reconciliation of non-GAAP measures to the most directly comparable GAAP measure
- Reconciliations to GAAP for the non-GAAP measures core noninterest expense, core noninterest income and core earnings are presented in the tables on pages 8, 10 and 11

Reconciliation of Non-GAAP Measures

Dollars in thousands	4Q 2011	1Q 2012	2Q 2012	3Q 2012	4Q 2012
Total shareholders' equity	**$ 129,015**	**$ 117,974**	**$ 108,002**	**$ 106,873**	**$ 98,445**
Less:					
Goodwill	(3,905)	(4,205)	(4,205)	(4,205)	(4,205)
Core deposit and other intangibles	(8,177)	(7,825)	(7,473)	(7,369)	(7,495)
Tangible shareholders' equity	**$ 116,933**	**$ 105,944**	**$ 96,324**	**$ 95,299**	**$ 86,745**

	4Q 2011	1Q 2012	2Q 2012	3Q 2012	4Q 2012
Originated loan ALL	$ (39,360)	$ (39,747)	$ (34,756)	$ (27,282)	$ (23,633)
Purchased contractual (PC) loan ALL	-	(48)	(459)	(281)	(308)
Purchased impaired (PI) loan ALL	-	-	(3,336)	(3,296)	(5,373)
Total allowance for loan losses	**(39,360)**	**(39,795)**	**(38,551)**	**(30,859)**	**(29,314)**
Plus:					
Fair value (FV) mark on PC loans	(2,364)	(1,769)	(1,593)	(1,429)	(1,276)
Fair value (FV) mark on PI loans	(28,278)	(18,893)	(13,174)	(9,422)	(6,548)
Pro forma total ALL and FV mark	**$ (70,002)**	**$ (60,457)**	**$ (53,318)**	**$ (41,710)**	**$ (37,138)**
Purchased impaired (PI) loan ALL	$ -	$ -	$ (3,336)	$ (3,296)	$ (5,373)
Fair value (FV) mark on PI loans	(28,278)	(18,893)	(13,174)	(9,422)	(6,548)
Granite PI loan ALL and FV mark	**$ (28,278)**	**$ (18,893)**	**$ (16,510)**	**$ (12,718)**	**$ (11,921)**
Purchased contractual (PC) loan ALL	$ -	$ (48)	$ (459)	$ (281)	$ (308)
Fair value (FV) mark on PC loans	(2,364)	(1,769)	(1,593)	(1,429)	(1,276)
Granite PC loan ALL and FV mark	**$ (2,364)**	**$ (1,817)**	**$ (2,052)**	**$ (1,710)**	**$ (1,584)**

21

22 Non-GAAP Measures  Reconciliation of non- GAAP measures to the most directly comparable GAAP measure Reconciliation of Non-GAAP Measures Noninterest Expense Dollars in thousands 2010 2011 2012 Personnel expense 25,931$ 27,725$ 40,051$ Net occupancy expense 4,768 4,933 6,461 Furniture, equipment and data processing expense 6,744 6,648 8,721 Professional fees 3,680 7,335 5,266 Stationery, printing and supplies 491 471 637 Advertising and marketing 1,479 645 957 Other real estate owned expense 14,532 51,424 27,883 Credit/debit card expense 1,715 1,674 1,717 FDIC insurance 5,856 6,706 3,499 Loan collection expense 1,001 5,032 3,274 Merger-related expense - 1,236 3,241 Mortgage servicing rights impairment 2,995 - - Prepayment penalty on borrowings 959 1,605 - Loss on sale of loans held for sale - 1,241 - Core deposit intangible amortization 795 896 1,407 Other expense 4,733 7,469 7,092 Total noninterest expense 75,679$ 125,040$ 110,206$ Less: Other real estate owned expense 14,532$ 51,424$ 27,883$ Mortgage servicing rights impairment 2,995 - - Loss on sale of loans held for sale - 1,241 - Loan collection expense 1,001 5,032 3,274 Merger-related expense - 1,236 3,241 Granite Mortgage and litigation accruals - - 1,100 Prepayment penalty on borrowings 959 1,605 - Core noninterest expense 56,192$ 64,502$ 74,708$